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                                                                   EXHIBIT 99(a)
                                 [AMETEK LOGO]

CORPORATE OFFICE
37 North Valley Road, Building 4, P.O. Box 1764, PAOLI, PA 19301-0801




Contact: William J. Burke (610) 889-5249

                    AMETEK ACHIEVES RECORD QUARTERLY RESULTS

                 --FIRST HALF CASH FLOW FROM OPERATIONS UP 34%--

Paoli, PA, July 21, 2003 -- AMETEK Inc. (NYSE: AME) today announced second quarter results that established quarterly records for sales, operating income, net income and diluted earnings per share.

AMETEK's second quarter 2003 sales of $276.9 million were up 4% from the $267.4 million recorded in the second quarter of 2002. Operating income for the second quarter of 2003 was $38.7 million, up 3% from the second quarter of 2002. Net income of $21.8 million was up 2% from last year's second quarter and diluted earnings per share were $.65 per share, up 3% over the same quarter of last year.

The Company continues to generate strong cash flow. Cash flow from operations was $50.3 million in the second quarter of 2003. For the first six months of 2003, cash flow from operations was $76.3 million, up 34% over a very strong first half of 2002.

"AMETEK performed very well in the second quarter, especially given the continuing weak economic conditions in the manufacturing sector," commented Frank S. Hermance, AMETEK Chairman and Chief Executive Officer.

"Our Four Growth Strategies continue to provide the foundation for top- and bottom-line growth. Our most recent acquisitions - Airtechnology and Solidstate Controls - drove our sales increase in the quarter, and our strong operational excellence results contributed to our record earnings," he noted.

For the first half of 2003, AMETEK sales increased 3% to $544.4 million from $531.0 million in the same period of 2002. Operating income totaled $75.4 million, a 2% increase from $74.1 million earned in the first half of last year. Net income for the first half of 2003 was $41.5 million, up 1% from $41.0 million in the same period of 2002. Diluted earnings per share were up 2% to $1.24 for the first half of 2003.

ELECTRONIC INSTRUMENTS GROUP (EIG)

EIG's second quarter 2003 sales were $137.4 million, up 2% from last year's level of $135.3 million. Second quarter group operating income was up 6% to $21.9 million, versus $20.7 million in the same period of 2002. Group operating margins were 15.9%, up from 15.3% in the second quarter of 2002.

"EIG had a great quarter in a very difficult economic environment," noted Mr. Hermance. "Revenue for the group was up, driven by the acquisition of Solidstate Controls earlier this year. Our aerospace and power businesses remain weak when compared with a year ago, but their results were in line with our expectations. Profitability was up nicely as our cost reduction activities continue to provide excellent results."

                                    --MORE--
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AMETEK ACHIEVES RECORD RESULTS
PAGE 2.

ELECTROMECHANICAL GROUP (EMG)

EMG's sales of $139.5 million were up 6% from $132.1 million in the second quarter of 2002. Second quarter group operating income of $21.7 million was down slightly, as compared with the $21.9 million reported for the same period of 2002. EMG's operating income margin in the second quarter of 2003 was 15.5%, down from a difficult comparison of 16.5% in the second quarter of 2002.

"Group revenues were up on the contribution from Airtechnology, acquired in the first quarter of this year. The trends that affected our core businesses in the first quarter continued into the second quarter. Our European floor care motor business was strong, while our domestic floor care business remained weak. Operating margin was negatively impacted by severance costs, higher than anticipated benefit costs, and weakness in the U.S. floor care market," added Mr. Hermance.

OUTLOOK

"For the balance of 2003, we are not expecting market conditions for our businesses to improve. We continue to aggressively manage our cost structure to the realities of the economic environment and are poised to take advantage of an economic rebound when it does occur. For the full year, we anticipate mid single-digit revenue growth with diluted earnings per share in the range of $2.65 to $2.70 per share," concluded Mr. Hermance.

CONFERENCE CALL

AMETEK, Inc. will Web cast it's Second Quarter 2003 investor conference call on Tuesday, July 22, 2003, beginning at 9:00 AM ET. The live audio Web cast will be available at www.ametek.com/investors and at www.streetevents.com. To access the Web cast from ametek.com, click on the Audio Conference Call link. The call will be archived at www.ametek.com/investors. To access the audio archive, click on the Audio Conference Call link in the Investors Section.

CORPORATE PROFILE

AMETEK is a leading global manufacturer of electronic instruments and electric motors with 2002 sales of more than $1 billion. AMETEK's Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 Index and the Russell 1000 Index.

FORWARD-LOOKING INFORMATION

Statements in this news release that are not historical are considered "forward-looking statements" and are subject to change based on various factors and uncertainties that may cause actual results to differ significantly from expectations. Those factors are contained in AMETEK's Securities and Exchange Commission filings.

                                      # # #
                         (Financial Information Follows)
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                                  AMETEK, INC.
                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                     THREE MONTHS ENDED                SIX MONTHS ENDED
                                                          JUNE 30,                          JUNE 30,
                                                --------------------------        ---------------------------
                                                   2003             2002             2003             2002
                                                   ----             ----             ----             ----

NET SALES                                       $ 276,870        $ 267,426        $ 544,401        $ 530,984
                                                ---------        ---------        ---------        ---------
EXPENSES:
    Cost of sales, excluding depreciation         201,285          194,420          396,349          386,206
    Selling, general and administrative            28,252           27,009           55,567           54,784
    Depreciation                                    8,593            8,293           17,068           15,856
                                                ---------        ---------        ---------        ---------
      Total expenses                              238,130          229,722          468,984          456,846
                                                ---------        ---------        ---------        ---------
OPERATING INCOME                                   38,740           37,704           75,417           74,138
Other income (expenses):
    Interest expense                               (6,335)          (6,383)         (12,967)         (13,277)
    Other, net                                       (212)              86           (1,099)            (110)
                                                ---------        ---------        ---------        ---------
Income before income taxes                         32,193           31,407           61,351           60,751
Provision for income taxes                         10,377           10,082           19,817           19,761
                                                ---------        ---------        ---------        ---------
NET INCOME                                      $  21,816        $  21,325        $  41,534        $  40,990
                                                =========        =========        =========        =========
DILUTED EARNINGS PER SHARE                      $    0.65        $    0.63        $    1.24        $    1.22
                                                =========        =========        =========        =========
BASIC EARNINGS PER SHARE                        $    0.66        $    0.65        $    1.26        $    1.25
                                                =========        =========        =========        =========



AVERAGE COMMON SHARES OUTSTANDING:

    Diluted shares                                 33,577           33,797           33,611           33,700
                                                =========        =========        =========        =========
    Basic shares                                   32,891           32,991           32,936           32,894
                                                =========        =========        =========        =========
Dividends per share                             $    0.06        $    0.06        $    0.12        $    0.12
                                                =========        =========        =========        =========

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                                  AMETEK, INC.
                   INFORMATION BY BUSINESS SEGMENT (UNAUDITED)
                                 (IN THOUSANDS)

                                 THREE MONTHS ENDED                 SIX MONTHS ENDED
                                      JUNE 30,                           JUNE 30,
                             ---------------------------       ---------------------------
                                2003             2002             2003             2002
                                ----             ----             ----             ----
     NET SALES
Electronic Instruments       $ 137,363        $ 135,308        $ 270,964        $ 272,109
Electromechanical              139,507          132,118          273,437          258,875
                             ---------        ---------        ---------        ---------
  Total Consolidated         $ 276,870        $ 267,426        $ 544,401        $ 530,984
                             =========        =========        =========        =========

  OPERATING INCOME
Electronic Instruments       $  21,885        $  20,657        $  41,867        $  41,616
Electromechanical               21,690           21,864           43,491           42,437
                             ---------        ---------        ---------        ---------
  Total segments                43,575           42,521           85,358           84,053
Corporate and other             (4,835)          (4,817)          (9,941)          (9,915)
                             ---------        ---------        ---------        ---------
    Total Consolidated       $  38,740        $  37,704        $  75,417        $  74,138
                             =========        =========        =========        =========

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